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                                                                   EXHIBIT 10.14

                        CHEMICAL WASTE MANAGEMENT, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
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                        (As Adopted as of May 14, 1993)



          Chemical Waste Management, Inc., a Delaware corporation, hereby established this Supplemental Executive Retirement Plan effective as of May 14, 1993.

          1. Definitions. Wherever used in this Plan, the following terms shall have the following meanings, unless a different meaning is clearly required by the context:

          (a) Code: The Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include that section and any corresponding provisions of any future legislation that amends, supplements or supersedes that section.

          (b) Committee: With respect to participation in the Plan by individuals who are executive officers of the Company, the term "Committee" shall mean the Compensation and Stock Option Committee of the Company's Board of Directors. With respect to participation in the Plan by all other individuals, but who are not officers of the Company, the term "Committee" shall mean a management committee composed of the Company's Chief Executive Officer and Chief Financial Officer (or one or more persons designated by them).

          (c) Company: Chemical Waste Management, Inc., a Delaware corporation.

          (d) Compensation: A Participant's "compensation" for any year is such Participant's total salary as accrued in the consolidated financial records of the Company and its subsidiaries and WMX Technologies, Inc. and its wholly-owned subsidiaries for that year (without regard to any reduction thereto under any salary reduction agreement entered into under section 125 or 401(k) of the Code), but excluding any other form of compensation such as bonuses under a long-term incentive bonus plan of the Company, one of its subsidiary's or WMX Technolo-gies, Inc. or one of its wholly-owned subsidiaries, income attributable to stock options or Company contributions under pension, profit-sharing or other plans.

          (e) Disability: A physical or mental disability as defined for purposes of the Pension Plan.

          (f) Final Average Compensation: The monthly average of a Participant's Compensation with the Company or one of its subsidiaries or WMX Technolo-
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     gies, Inc. or one of its wholly-owned subsidiaries, Inc. for the three consecutive calendar years in which such Participant's aggregate Compensation was the highest out of the last ten calendar years ending on or before such Participant's date of retirement or other termination of employment.

          (g) Inactive Participant: An individual who became a Participant hereunder and thereafter ceased to be in the class of employees eligible to participate in the Plan and (i) who is designated by the Committee as an Inactive Participant and (ii) who is not a Transferred Participant. An Inactive Participant shall continue to be a Participant for purposes of continuing to accrue Eligibility Service hereunder, but not Benefit Service. The benefits of an Inactive Participant shall be determined in accordance with Section 5(d).

          (h) Normal Retirement Date: The first day of the month coinciding with or next following the Participant's 60th birthday.

          (i) Participant: Any person who is eligible to participate in this Plan as provided in Section 3 and who is designated as a Participant by the Committee. A Participant shall remain a Participant for such period of time as such person is designated as a Participant by the Committee.
     Except where the context requires otherwise, the term "Participant" shall also mean a Transferred Participant, an Inactive Participant or a retired or terminated Participant who continues to be entitled to receive retirement benefits under this Plan after retirement or other termination of employment.

          (j) Pension Plan: The Waste Management, Inc. Pension Plan, as amended from time to time.

          (k) Plan: This Chemical Waste Management, Inc. Supplemental Executive Retirement Plan, as amended from time to time (commonly referred to as the "SERP").

          (l) Service: A Participant's service for purposes of eligibility for benefits and amount of benefits, determined as follows:

          (i) Benefit Service: A Participant's benefit service as determined for purposes of the Pension Plan; provided, however, that the Benefit Service of an Inactive Participant shall be determined on the date immediately preceding the date the Participant became an Inactive Participant.

          (ii) Eligibility Service: A Participant's period of service from the date the Participant commenced or recommenced participation in the Plan or such earlier date as is approved by the Committee at the time the Partici-pant is designated as such, and ending on the later of the date the

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          Participant ceases to be a Participant hereunder by reason of retirement, death or termination of employment or the date the Participant ceases to be a Transferred Participant or an Inactive Participant.

     Notwithstanding any provision contained herein to the contrary, but subject to the break in service rules of the Pension Plan with respect to the determination of Benefit Service, all periods of service shall be aggregated.

          (m) Transferred Participant: An individual who became a Participant hereunder and thereafter ceased to be in the class of employees eligible to participate in the Plan on account of a transfer of employment from the Company or a subsidiary to WMX Technologies, Inc. or a wholly-owned subsidiary thereof and (i) who continues to accrue benefit service under the Pension Plan and (ii) who is designated as a Participant in the WMX Technologies, Inc. Supplemental Executive Retirement Plan. The benefits of a Transferred Participant shall be determined in accordance with Section 5(c).

All other terms used in both this Plan and the Pension Plan shall have the same meaning as in the Pension Plan, and all actuarial calculations under this Plan shall be made on the same basis as for the similar purpose under the Pension Plan.

     2. Purpose. The purpose of this Plan is to provide a retirement income to eligible executives of the Company and its majority-owned subsidiaries to supplement the pensions payable under the Pension Plan.

     3. Eligibility. Any person who is a corporate, group or staff officer of the Company or any of its majority-owned subsidiaries and who is a participant in the Pension Plan shall be eligible to be designated as a participant in this Plan by the Committee. In addition, the Committee may in its discretion from time to time designate other key employees of the Company and its majority-owned subsidiaries as eligible to participate, or to continue participating, in the Plan.

     4. Eligibility for Benefits. Benefits under this Plan shall be payable in respect of a Participant only if the Participant's retirement, death, disability or other termination of employment occurs on or after the date such Participant has completed ten years of Eligibility Service, either as a Participant, a Transferred Participant or an Inactive Participant, as evidenced in the records of the Committee. No benefits shall be payable hereunder with respect to any Participant whose employment termination, death or disability occurs prior to completing ten years of Eligibility Service.

     5.  Amount of Benefits.

          (a) Normal Retirement. If a Participant retires after having become eligible for benefits hereunder and on or after such Participant's Normal Retirement Date, the monthly amount of such Participant's benefits under the Plan, commencing on or after Normal Retirement Date, shall be (i) 1-1/2% of Final Average Compensation per year of Benefit Service, reduced by (ii) the amount of such Participant's monthly benefit under the Pension Plan

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(determined without regard to any qualified domestic relations order to which such Participant's benefit under the Pension Plan is or was subject).

          (b) Early Retirement. If a Participant retires or terminates employment after having become eligible for benefits hereunder, but before his or her Normal Retirement Date, the monthly amount of such Participant's benefits shall be determined in accordance with Section 5(a), except that if the Participant has completed less than 30 years of Benefit Service such amount shall be reduced at the rate of 2/10 of 1% for each of the first 60 months by which the benefit commencement date precedes the Participant's Normal Retirement Date, and for each additional month at such rate as is determined by the Committee in its discretion. Notwithstand-ing the foregoing sentence, the Committee in its discretion may determine with respect to any particular Participant that any such reduction shall be at a lower rate or that no such reduction shall apply.

          (c) Transferred Participants. The benefit of a Participant who is a Transferred Participant shall be determined in accordance with Section 5(a) or
(b) above, whichever is applicable, which amount shall be multiplied by a fraction, the numerator of which is the Transferred Participant's years of Benefit Service attributable to service with the Company or a subsidiary of the Company and the denominator of which is the Transferred Participant's total number of years of Benefit Service.

          (d) Inactive Participants. The benefit of a Participant who is an Inactive Participant at the time of retirement or termination of service with the Company or an affiliated entity shall be determined as of the date immediately preceding the date the Participant became an Inactive Participant, based on Benefit Service, Final Average Compensation and the Participant's accrued benefit under the Pension Plan as of such date.

     6. Disability. If a Participant's, or Transferred Participant's, employment is terminated because of Disability after having become eligible for benefits hereunder, but before Normal Retirement Date, such Participant shall be eligible to receive a benefit under the Plan beginning on his Normal Retirement Date. The amount of benefit under this Plan to such a Participant shall be determined in accordance with Section 5, but shall be reduced for any year by any benefits payable to the Participant for that year under any long-term disability program of maintained or contributed to by the Company or a majority-owned subsidiary, or in the case of a Transferred Participant, WMX Technologies, Inc. or a wholly-owned subsidiary thereof. In computing the Service of such a Participant for purposes of determining the amount of such benefit, his Service shall include the period of Disability determined in the same manner as for purposes of the Pension Plan.

     7. Payment of Benefits. Payment of a Participant's benefits under this Plan shall begin as of the same date as such Participant's pension commencement date under the Pension Plan, unless an earlier commencement date is specifically approved by the Committee, in which case the Committee shall provide for such adjustment in the amount of benefits as it determines in its discretion to be appropriate. Payment of such benefits shall be in the form of a straight life annuity and shall continue thereafter monthly for the Participant's life. However, if payment of a Participant's pension under the Pension Plan is to be made in the form of a qualified joint and survivor annuity or in any other optional form, the benefits under this Plan shall be paid in

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that same form, in an amount actuarially equivalent to the straight life annuity otherwise payable hereunder, and with the same contingent annuitant or contingent beneficiary as under the Pension Plan.

     8.  Surviving Spouse Benefit.

          (a) If a Participant dies (i) after having become eligible for benefits hereunder and (ii) either (A) before termination of employment or (B) after termination of employment and before the commencement of benefits under the Plan, provided in case (B), the Participant and his or her spouse had not effectively waived the qualified joint and survivor annuity under the Pension Plan, the Participant's surviving spouse shall be eligible to receive a monthly benefit for life.

          (b) Such surviving spouse benefit shall be in the monthly amount that would have been payable under this Plan to the Participant's surviving spouse under the qualified joint and survivor annuity described in Section 7 if:

               (i) in the case of a Participant who dies after attaining the "earliest benefit commencement date" (as defined below), the Participant had retired on the day before his or her death and elected to commence receiving benefits under this Plan as of such date, or

               (ii) in the case of a Participant who dies on or before the earliest benefit commencement date, the Participant had lived and begun to receive benefits under this Plan on the earliest benefit commencement date and had died on the day after that date, calculated in either case on the basis of the Participant's Final Average Compensation and Benefit Service as of the date of death or termination of employment, whichever is earlier, or the date the Participant became an Inactive Participant, if applicable. For purposes of this Section 8(b), a Participant's "earliest benefit commencement date" is the first day of the month coinciding with or next following the later of (A) such Participant's 55th birthday or (B) completion of ten years of participation hereunder.

          (c) Payment of the surviving spouse benefit hereunder shall begin as of the same date as the spouse's benefit payable to the surviving spouse under the Pension Plan, unless an earlier commencement date is specifically approved by the Committee, in which case the Committee shall provide for such adjustment in the amount of benefit as it determines in its discretion to be appropriate. Payment of such surviving spouse benefit shall continue thereafter monthly for the spouse's life. However, if the payment of the surviving spouse's benefit under the Pension Plan is to be made in some other form, the benefits under this Plan shall be paid in that same form, in an amount actuarially equivalent to the annuity otherwise payable hereunder, as under the Pension Plan.

     9. Conditions on Benefits. If a Participant engages in competition with the Company or any affiliated entity (without prior authorization in writing) or is discharged for cause, or performs acts of willful malfeasance or gross negligence in a matter of material importance to

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the Company or any affiliated entity, benefits payable thereafter to the
Participant or such Participant's surviving spouse shall be forfeited at the discretion of the Company's Board of Directors and the Company shall have no further obligation to the Participant or spouse under the Plan.

     10. Re-employment. If a retired Participant is re-employed by the Company, a majority-owned subsidiary of the Company or WMX Technologies, Inc. or a wholly-owned subsidiary thereof, no benefits shall be payable during the period of re-employment, and the benefits payable following subsequent retirement shall be recalculated so as to take into account such Participant's additional period of service and Final Average Compensation, with appropriate actuarial adjustment for any benefits paid under the Plan following such Participant's earlier retirement; provided, however, that the amount of such benefit as recalculated, before taking into account any such actuarial adjustment, shall not be less than such Participant's benefit immediately following such Participant's earlier retirement.

     11. Administration and Interpretation. The Committee shall be the Plan administrator, within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and shall have the discretionary authority to construe and interpret the Plan and control and manage the operation and administration of the Plan. The Committee may adopt rules and regulations regarding the administration of the Plan. Any determinations made by the Committee in the administration of the Plan shall be final binding and conclusive on all interested parties.

     12.  Claims Procedure.

          (a) If a Participant or other person believes that such person is entitled to benefits under the Plan, such person may file a claim for benefits in writing with the Committee. If a claim for benefits is wholly or partially denied, the Committee shall give the claimant written notice of the denial within a reasonable period of time after receipt of the claim by the Committee. Such notice shall set forth:

                (i)  the specific reason or reasons for the denial,

                (ii) specific reference to pertinent provisions of the Plan on which the denial is based,

               (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

                (iv)  an explanation of the claim review procedure.

          (b) A claimant whose claim is denied, or such claimant's duly authorized representative, may submit a written request for review to the Committee within 60 days after receiving notice of the denial. In connection with such request, the claimant or his authorized representative may review pertinent documents and may submit issues and comments in writing. If such a request is made, the Committee shall make a full and fair review of the denial of the claim and shall make a decision not later than 60 days after receipt of the request, unless special

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circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

     13. Amendment and Termination. The Plan may be amended or terminated at any time by action of the Company's Board of Directors or the Compensation and Stock Option Committee thereof. However, no such action shall, without the consent of the Participant, reduce or impair the benefits then currently payable to a Participant or surviving spouse, nor divest a Participant of any benefits such Participant would have been entitled to receive had such Participant resigned from the Company's employ immediately before the effective date of the amendment or termination.

     14.  Miscellaneous.

          (a) No Assignment. The benefits payable to any person under the Plan may not be voluntarily or involuntarily assigned or alienated and are not subject to the claims of creditors.

          (b) No Guarantee of Employment. Nothing in the Plan shall be construed as a contract of employment or be deemed to confer upon any Participant the right to be retained in the service of the Company or any affiliated entity, nor shall it interfere with the right of the Company or any affiliated entity to discharge or otherwise deal with any Participant without regard to the existence of this Plan.

          (c) No Funding. All benefits under the Plan are payable, as and when they come due, solely from the general assets of the Company.

          (d) Facility of Payment. When, in the Committee's opinion, a Participant or surviving spouse is under a legal disability or is incapacitated in any way so as to be unable to manage his or her affairs, the benefits hereunder may be paid to the Participant or spouse, or to a duly appointed guardian or conservator, custodian, adult relative, or directly for the benefit, of the Participant or surviving spouse, as the Committee shall in its discretion determine. Any such payments shall constitute a complete discharge therefor with respect to the Plan, the Committee and the Company.

          (e) Withholding for Taxes. Notwithstanding any other provisions of this Plan, all payments hereunder shall be subject to any applicable withholding for all federal, state and local taxes.

          (f) Governing Law. The Plan shall be construed and administered according to the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

          (g) Number. In the Plan, wherever the context admits, words in the singular include the plural and words in the plural include the singular.

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